UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 8, 2007

deCODE genetics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30469	04-3326704
(State or Other Juris-	(Commission	(I.R.S. Employer
diction of Incorporation)	File Number)	Identification No.)

Sturlugata 8, IS-101 Reykjavik, Iceland
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code +354-570-1900

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01  Entry into a Material Definitive Agreement.

On June 8, 2007, deCODE Chemistry, Inc. (“Chemistry”), an indirect wholly-owned subsidiary of deCODE genetics, Inc. (“deCODE”), completed the sale and leaseback of its facility at 2501 W. Davey Road,  Woodridge, Illinois (the “Property”) pursuant to an agreement of purchase and sale described in deCODE’s Current Report on Form 8-K filed on February 6, 2007 and filed as an exhibit to deCODE’s Annual Report on Form 10-K for the year ended December 31, 2006 (the “Sale Agreement”).  In connection with the transaction, on June 8, 2007 Chemistry entered into a 17 year lease (the “Lease”) for the Property with Woodridge Holdings, LLC and Big T Investments, LLC (together, the “Landlord”) at an initial rent of $163,083.33 per month, subject to annual rent increases of 2.5%, for an aggregate rent payment over the initial term of the Lease of approximately $40.8 million.  Under the Lease, Chemistry will have two 5 year renewal options with rent at the then prevailing market rate.  The Lease is an absolute net lease, and Chemistry will be required to pay all expenses relating to the Property, including taxes, utilities, insurance, maintenance and repairs.  The Lease contains other obligations, conditions and indemnification and termination provisions customarily associated with leases of this nature.

As required by the terms of the Lease, on June 8, 2007, deCODE and MediChem Life Sciences, Inc., a wholly-owned subsidiary of deCODE and the immediate parent of Chemistry, executed a guaranty of Chemistry’s performance of all of its obligations under the Lease.

As further required by the terms of the Lease, and as security for performance of its obligations under the Lease, Chemistry delivered to the Landlord a letter of credit in the amount of $5,000,000.  The Lease provides that the Landlord may draw the entire balance of the letter of credit upon the occurrence of an event of default under the Lease.  In connection with the letter of credit, on June 8, 2007, deCODE and Chemistry entered into a letter of credit reimbursement, guarantee, security and pledge agreement (the “Letter of Credit Agreement”) with Custodial Trust Company (“Custodial”) pursuant to which Custodial has issued the letter of credit and deCODE has guaranteed Chemistry’s obligations to repay any advances under the letter of credit.  As security for this guaranty, deCODE is required to grant Custodial a security interest in cash and/or readily marketable securities having an aggregate value which Custodial deems to be sufficient as security for the payment and performance of the obligations of Chemistry and deCODE under the Letter of Credit Agreement.  The initial value of cash and securities as to which deCODE has granted such security interest is $5,275,000.

Item 2.01  Completion of Acquisition or Disposition of Assets.

The information set forth in the first paragraph of Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the Sale Agreement, on June 8, 2007, Chemistry completed the sale of the Property to Woodridge Holdings, LLC and Big-T Woodridge LLC for a price of $25,000,000.  After payment of associated mortgage debt, taxes and expenses, Chemistry received approximately $18.4 million in net proceeds.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

deCODE genetics, Inc.

	By:	/s/ KARI STEFANSSON
Kari Stefansson,
President, Chief Executive Officer
Dated: June 11, 2007